UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report    -   May 14, 2007
(Date of earliest event reported)

INGERSOLL-RAND COMPANY LIMITED (Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	1-985 (Commission File Number)	75-2993910 (I.R.S. Employer Identification No.)

Clarendon House 2 Church Street Hamilton HM 11, Bermuda (Address of principal executive offices, including zip code)

(441) 295-2838 (Registrant's phone number, including area code) N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 15, 2007, Ingersoll-Rand Company Limited (the “Company”) issued a press release announcing that at its meeting on May 14, 2007, the Board of Directors of the Company has authorized the Company to initiate a process to explore strategic alternatives for its Bobcat and construction-related businesses, including the Utility Equipment and Attachments businesses. The Company's alternatives may include an outright sale of the businesses or a spin-off to shareholders. For full-year 2006 these businesses collectively generated approximately $2.6 billion in revenues. The Company expects to conclude the process in the second half of 2007.

In addition, the Company also announced that its Board of Directors has authorized an expansion of its share repurchase program, which was established in December 2006, from $2 billion to $4 billion.  The Company plans to accelerate the repurchase program to complete $2 billion of share repurchases by the end of the 2007 third quarter.

A copy of the press release is being furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description

99.1	Press Release of Ingersoll-Rand Company Limited dated May 15, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGERSOLL-RAND COMPANY LIMITED

(Registrant)

Date: May 15, 2007	/s/ Timothy R. McLevish
Timothy R. McLevish

Senior Vice President and Chief Financial Officer